Exhibit 10(s)
                 STOCK PURCHASE ASSISTANCE AGREEMENT

THIS AGREEMENT is dated as of February 27, 1998 and is by and between OTR Express, Inc. (the "Company") and Steven W. Ruben, Vice President-Finance and Chief Financial Officer of the Company ("Ruben").
1.Purpose. The purpose of this Agreement is to promote the long-term interests of the Company and its stockholders by encouraging and assisting Ruben, as executive officer of the Company, to make meaningful investments in the Common Stock of the Company so that, as stockholders, his views and interests will be identified with the views and interests of the other stockholders. Meaningful stock ownership will provide Ruben with an additional incentive to exert his best efforts to increase the value of the Company for the benefit of all stockholders. This Agreement will also strengthen the Company's ability to retain Ruben, who has special competence to contribute to the Company's success.
2.Definitions.
    a."Bank" means a third party source of financing, such as a bank (including but not limited to HSBC Business Loans, Inc.), which has agreed to (and which does) loan money to Ruben for the purposes of his purchase of Common Stock.
    b."Board" means the Board of Directors of the Company.
    c."Cause" means any of the following:
       i.Ruben's willful malfeasance or misfeasance towards the Company or any
           Subsidiary of the Company;
       ii.Ruben's failure to discharge all or any material part of his duties or obligations to the Company as have been customarily performed by his position, after notice thereof and a reasonable opportunity to cure such failure;
       iii. Ruben's conviction of a misdemeanor involving moral turpitude or the conviction of any felony;
       iv.the commission by Ruben of any act of fraud, embezzlement, misappropriation of funds or breach of fiduciary duty against the Company, any Subsidiary of the Company or any customer, vendor or affiliate of the Company, including but not limited to any acts of material personal enrichment of Ruben or affiliates of Ruben at the expense of the Company, any Subsidiary of the Company or any customer, vendor or affiliate of the Company;
       v.a failure to make timely Guaranty Payments when due under this
           Agreement or any other material breach by Ruben of this Agreement; or vi.a failure by Ruben to keep confidential the trade secrets and other material proprietary information of the Company.
a."Change in Control" means the first to occur of any one of the events described below:
       i.A tender offer or exchange offer is made whereby the effect of such offer is to take over and control the affairs of the Company and such offer is consummated for the ownership of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities.
       ii.The Company is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company other than affiliates within the meaning of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any party to such merger or consolidation.
       iii.The Company transfers substantially all of its assets to another corporation or entity that is not a wholly-owned subsidiary of the Company.
       iv.Any person or group (as such terms are used in Sections 13(d)(3) and 14(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, and that in related Schedule 13D/G filings such person or group has expressed the intention to take over and control the affairs of the Company.
       v.Any other event or series of events which, notwithstanding any other provisions of this definition, is determined by the Board to constitute a change in control of the Company for purposes of this Agreement.
    a."Code" means the Internal Revenue Code, as amended.
    b."Compensation Committee" means the Compensation Committee of the
       Board, or any successor committee thereto.
    c."Common Stock" means the shares of common stock of the Company. d."Company" means OTR Express, Inc., a Kansas corporation.
    e."Disability" shall mean the physical or mental illness or incapacity of Ruben such that, in the judgment of a physician chosen or approved by the Company and specializing in the area of such physical or mental illness or disability, Ruben is unable to perform the essential functions of his employment with or without reasonable accommodation, for a period of at least three (3) consecutive months or for shorter periods totaling more than three (3) months during any period of six
       (6) months.
    f."Guaranty" means the guaranty of payment of the principal and certain other amounts owing under the Loan, by the Company in favor of the Bank, as provided in the Guaranty executed by the Company in favor of the Bank.
    g."Loan" means the loan made by Bank to Ruben which is guarantied by the
       Company pursuant to this Agreement.
    h."Agreement" means this Stock Purchase Assistance Agreement.
    i."Principal Payment Reimbursement" means the periodic payment by the Company to Ruben of an amount, as incentive compensation, not greater than the amount of principal due and owing under the Loan for such period.
    j."Subsidiary" means any corporation at least 80 percent of the outstanding voting stock of which is owned by the Company.
1.Administration on Behalf of Company.
    a.The Compensation Committee. The Compensation Committee shall be comprised of two or more members of the Board, all of whom shall be "disinterested persons" as defined in Rule 16b-3 under the Exchange Act and "outside directors" as that term is used in Section 162 of the Code and the regulations promulgated thereunder, but in any event consistent with the Bylaws of the Company and applicable Kansas corporate law.
    b.Powers. The Compensation Committee shall have full and exclusive discretionary power to interpret this Agreement on behalf of the Company and to determine eligibility for the Guaranty and Principal Payment Reimbursement and to make such other discretionary decisions as may be provided under this Agreement.
1.Guaranty.
    a.Benefit to Company. The Board has determined that this Agreement may reasonably be expected to benefit the Company, in conformity with KSA 17-6303 (or its successor provision).
    b.Purpose of Guaranty. The Company may Guaranty all or part of the principal amount of such Loans from time to time to Ruben to be used solely for the purpose of:
      i.Acquiring Common Stock at fair market value in open market transactions or at negotiated prices in private transactions;
      ii.Acquiring Common Stock upon the exercise of stock options granted under a stock option plan of, or otherwise by, the Company; or iii.Any combination of the above.
1.Loan/Guaranty Amount; General Terms.
    a.Ruben shall use his commercially reasonable efforts to obtain from a Bank a line of credit for, or loans in the aggregate original principal amount of $120,000 to provide funds to purchase Common Stock and for no other purpose. If the Loan is approved by Ruben and the Compensation
      Committee, the Company shall offer to guaranty such Loan provided that the amount of the Loan does not exceed the fair market value of the shares of Common Stock to be purchased with the proceeds of the Loan, as determined at purchase, and in no event shall Ruben have outstanding
      Loans which are guaranteed by the Company under this Agreement in excess of $120,000 original principal amount.
      The Compensation Committee shall not approve any Loan unless such Loan is payable by Ruben over a term of six (6) years and shall be full recourse against Ruben and evidenced by a promissory note by Ruben to Bank.
    b.The Company shall not be a party or in any way construed as a lender or party under the Loan. Ruben shall be solely liable to Bank for payment of all principal, interest and charges under the Loan.
    c.Each Guaranty shall be made only for such Loans which are reviewed and approved by both Ruben and the Compensation Committee. Each Guaranty shall be in such form as is consistent with this Agreement and approved by the Compensation Committee.
    e.In the event that the Company's collateral or other security arrangements in favor of the Bank respecting the Guaranty are terminated or released and Bank either desires (i) new or replacement collateral or other security arrangements or (ii) to declare a default under the Loan documents or be paid the Loan in full, the Company shall use its best commercially reasonable efforts to provide such new or replacement collateral or other security arrangements or to refinance the Loan (through another bank or directly by the Company), as the case may be.
1.Purchase of Common Stock with Loan Proceeds.  Upon Ruben obtaining a
    Loan which is guaranteed by the Company under this Agreement, Ruben shall purchase shares of Common Stock in the open market, in private transactions and/or upon exercise of Company stock options hitherto granted to Ruben.
    Any purchases of Common Stock under this Agreement shall be (A) personally negotiated by Ruben or his broker, without Company involvement, (B) made in compliance with the Company's "insider" trading policies, applicable securities laws and other laws and (C) reported, as applicable, pursuant to Section 16 of the Securities Act of 1933, as amended. The Company does not make any guarantees or representations whatsoever as to the price or fair market value of any shares so purchased nor as to the future performance of the Company. Ruben shall use his commercially reasonable efforts to fully invest all the Loan proceeds in the purchase of Common Stock prior to June 10, 1998 but for purposes only of determining the reasonableness of such efforts, Ruben shall not have any obligation to purchase Common Stock at greater than $9.00 per share. Any amounts available under the Loan which are not invested in the purchase of Common Stock by June 10, 1998 shall not deemed loaned to Ruben and shall not be subject or beneficiary of any Guaranty by the Company.
2.Principal Payment Reimbursement; Other Payments.
    a.For each full Principal Payment Reimbursement period (quarterly or annually, as determined by the Compensation Committee) as Ruben is employed by the Company in an officer position, the Company shall make payments to Ruben (or directly to the Bank, if instructed by Ruben but if Ruben is in default under the Loan, then if instructed by the
       Bank) of an amount of Principal Payment Reimbursement equal to the amount of principal scheduled due and owing to the Bank under the Loan for such period (e.g., if Ruben has a 6 year loan with principal payable in equal installments of $20,000, on February 27 of every year, the Company's Principal Payment Reimbursement would equal such installments assuming continuing eligibility throughout such periods). Upon Ruben's receipt of any such payment, he shall apply such funds to the payment of the principal amount of the Loan to which it relates (unless he has already made such Loan payment from personal or other sources).
    b.If Ruben ceases to be so employed by the Company in an officer position
       (for whatever reason), dies or experiences Disability, Ruben and (as required by the Guaranty) the Company shall give notice thereof to the Bank; further, the Company's obligation to make Principal Payment Reimbursement payments shall thereupon immediately cease and terminate.
    c.If Ruben's employment is terminated by the Company without Cause (or if there is a Change of Control of the Company and Ruben's employment with the Company or a successor entity is terminated by the Company or such successor entity without Cause after such Change of Control), then the Company (or such successor) shall pay, directly to the Bank, the balance of principal amount outstanding (if any) at such termination on Ruben's Loan for the benefit of Ruben (which amount may be taxable to Ruben as compensation) provided that contemporaneously with such payment (i) the Bank shall execute and deliver to the Company (and/or such successor) a termination of the Guaranty and a release of the Company (or such successor) from any and all obligations thereunder and
       (ii) Ruben executes and delivers to the Company (and/or such successor) a comprehensive release of claims, including any employment related claims, that are or may be alleged by Ruben, his representatives and heirs against the Company (and/or such successor).
1.Reimbursement Obligation of Ruben.
    a.In the event that Ruben defaults on the Loan or otherwise entitles Bank to make demand for payment to the Company under the Guaranty and the Bank does in fact make such demand and the Company does in fact make payment to the Bank therefor (in any partial or full amount, a "Guaranty Payment"), then Ruben hereby irrevocably agrees to make payment to the Company a money amount equal to the Guaranty Payment
       (the "Guaranty Reimbursement") no later than fifteen (15) days after written demand by the Company therefor provided that the Company is not then in default with respect to Section 7 of this Agreement.
    b.The Guaranty Reimbursement may be made (i) by cash payment (or wire transfer) made by Ruben to the Company and to the extent payment by (i) is not timely made, (ii) by offset or credit to the Company against any amount or amounts (dollar for dollar) that it indisputably and duly owes to Ruben (or, at the Company's sole discretion, will owe in the future, but in no way obligating the Company to continue Ruben's employment, accrue such amounts or mitigate its damages), including those amounts related to or in connection with wages, compensation, expense reimbursement, Principal Payment Reimbursement and any other amounts howsoever derived.
1.Failure to Make Guaranty Reimbursement. If the Guaranty Reimbursement is not timely paid or satisfied in full as described in Section 8(b), then (i) such deficient amount shall accrue, and Ruben shall owe to the Company, interest per annum (360 day year) thereon at the prime rate (as reported in the Wall Street Journal with regard to large money center banks) plus two percent (2%) compounded quarterly until paid in full and
    (ii) such nonpayment shall entitle the Company, at its discretion, to terminate the employment (whether or not under any written employment contract) of Ruben for "Cause" and without any obligation to make further or subsequent payments to Ruben (as salary, bonus, severance compensation or otherwise but excluding accrued and unpaid compensation).
2.Security for Guaranty.
    a.Ruben's obligations to make the Guaranty Reimbursement shall be secured by the pledge, subject to any prior or senior pledge in favor of the Bank relating to the Loan applicable to such Guaranty, of those shares of Common Stock acquired with the proceeds of the Loan. Such pledge shall be evidenced by a pledge agreement executed by Ruben in favor of the Company, in form satisfactory to Company's counsel. To the extent permissible under the Loan, shares of Common Stock so pledged shall, from time to time, be physically delivered to the Company, together with a stock power endorsed in blank by Ruben in favor of the Company and such other documentation as the Company, with advice of counsel, may request.
    b.Except for shares released under Section 10(c), Ruben shall not pledge, hypothecate, grant a security interest in or otherwise transfer, sell or assign any of the shares of Common Stock acquired with the proceeds of the Loan to any person or entity except to the Bank (but only in connection with such Loan) or the Company (in connection with such Guaranty), and any such prohibited action shall be void and of no effect against the Bank and the Company.
    c.On an annual basis, the Company shall release from any first and prior pledge (not subject to the pledge favoring the Bank) it holds (if any) that number of shares (to the nearest 100 shares) of Common Stock, if any, of a value in excess of 150% of the amount of the maximum Guaranty Reimbursement that exists and could theoretically still then arise under this Agreement. For example, if the maximum Guaranty
       Reimbursement that exists and could theoretically still then arise under this Agreement is $100,000 and the Company has a first and prior pledge of Common Stock worth $200,000, the Company would release Common Stock worth $50,000 from such pledge. It is understood that the Bank may have a first and prior pledge in all shares of Common Stock acquired by Ruben under the Bank's Loan until full and final payment thereof, and therefor this subsection may never provide for release of any such shares.
1.Obligation to Hold Shares. For so long as Ruben is employed by the Company, he agrees not to sell, transfer or assign any of the shares of Common Stock purchased under Loans made in connection with this Agreement (and free of any pledge benefiting the Bank or the Company) except (a) for 25% of such shares and (b) as the Compensation Committee or Company may permit him to do, in their discretion, because of a financial hardship incurred by Ruben.
2.Tax Withholding. The Company may make such withholding and take such action as may be necessary or appropriate to satisfy tax withholding requirements for any federal, state or local laws or regulations in connection with the Guaranty and any payments provided for herein.
3.General Provisions.
    a.No Right to Employment. Ruben shall not have any claim or right to be retained in the employment of the Company or a Subsidiary by reason of this Agreement or any Guaranty or Loan to him.
    b.Compliance With Laws. No Guaranty or payment shall be made hereunder unless counsel for the Company shall be satisfied that such Guaranty or payment will be in compliance with all applicable federal, state, and local laws.
    c.Agreement Expenses.  The expenses of this Agreement and its administration shall be borne by the Company.
    d.Agreement Not Funded. This Agreement shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the making of any Guaranty or payment under this Agreement.
    e.Acceptance of Actions Taken Under Agreement. By accepting a Guaranty under this Agreement, Ruben shall be deemed conclusively to have indicated his acceptance and consent to any action taken under this Agreement by the Company, the Board, or the Compensation Committee.
    f.Reports. The appropriate officers of the Company shall cause to be filed any reports, returns, or other information regarding Guaranties and payments hereunder, as may be required by any applicable statute, rule, or regulation.
    g.Governing Law. The validity, construction, and effect of this Agreement, and any actions relating to this Agreement, shall be determined in accordance with the laws of the State of Kansas and applicable federal law.
    h.Successors and Assigns of Ruben. This Agreement shall be binding, upon all successors and permitted assigns of Ruben. including, without limitations his estate, the personal representative, executor, administrator, or trustee of such estate, or any trustee in bankruptcy or representative of his creditors.
    i.Amendment of this Agreement.  This Agreement may not be modified or amended except by a writing executed by all parties hereto.
    j.Effective Date of Agreement. This Agreement shall be effective as of the date hereof but subject to the approval of the stockholders of the Company if required by applicable law, the certificate of incorporation or bylaws of the Company or applicable SEC or Nasdaq regulations.


IN WITNESS WHEREOF, each of the parties have executed this Agreement intending to be bound thereby.


                                              /s/ Steven W. Ruben
                                               Steven W. Ruben


                                              OTR Express, Inc.


                                              By:   /s/ William P. Ward
                                              Name:  William P. Ward
                                              Title:    Chairman of the Board